        As filed with the Securities and Exchange Commission on October 12, 1999
                                                 Registration No. 333-__________
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                ________________

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     under
                           THE SECURITIES ACT OF 1933
                                ________________

                             Foundry Networks, Inc.
             (Exact name of Registrant as specified in its charter)

           Delaware                                      77-0431154
   (State of incorporation)                 (I.R.S. Employer Identification No.)

                               680 W. Maude Ave.
                             Sunnyvale, CA  94086
                   (Address of principal executive offices)
                            _______________________

                                1996 Stock Plan
                       1999 Directors' Stock Option Plan
                       1999 Employee Stock Purchase Plan
                  Stock Option Agreements for Six Individuals
                           (Full title of the Plans)
                            _______________________

                             Bobby R. Johnson, Jr.
                     President and Chief Executive Officer
                            Foundry Networks, Inc.
                               680 W. Maude Ave.
                             Sunnyvale, CA  94086
                                (408) 530-3300
(Name, address and telephone number, including area code, of agent for service)
                            _______________________
                                   Copy to:

                                Joshua L. Green
                               Venture Law Group
                          A Professional Corporation
                              2800 Sand Hill Road
                         Menlo Park, California 94025
                                (650) 854-4488

              (Calculation of Registration Fee on following page)

----------------------------------------------------------------------------------------------------------------------
                                                  CALCULATION OF REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------
                                                                  Proposed            Proposed
                                               Maximum             Maximum            Maximum              Amount of
                                               Amount to be       Offering Price      Aggregate           Registration
    Title of Securities to be Registered       Registered (1)      Per Share         Offering Price             Fee
----------------------------------------------------------------------------------------------------------------------
1996 Stock Plan
 Common Stock,
 $0.0001 par value.....................      7,237,265 Shares      $  6.39 (2)      $ 46,246,123.35       $12,856.42
 Common Stock,
 $0.0001 par value.....................        657,501 Shares      $135.88 (3)      $ 89,341,235.88       $24,836.86

1999 Directors' Stock Option Plan
 Common Stock,
 $0.0001 par value.....................        675,000 Shares      $135.88 (3)      $ 91,719,000.00       $25,497.88

1999 Employee Stock Purchase Plan
 Common Stock,
 $0.0001 par value......................       750,000 Shares      $115.50 (4)      $ 86,625,000.00       $24,081.75

Stock Option Agreements for
 Six Individuals
 Common Stock,
 $0.0001 par value......................       454,500 Shares      $  1.67 (2)      $    759,015.00       $   211.01



         TOTAL                               9,774,266 Shares                       $314,690,374.23       $87,483.92
         -----

_______________________

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under any of the Plans being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) Computed in accordance with Rule 457(h) under the Securities Act of 1993 as amended (the "Securities Act") solely for the purpose of calculating the
                   --------------
     registration fee. Computation based on the weighted average per share exercise price (rounded to nearest cent) of outstanding options under the referenced plan, the shares issuable under which are registered hereby.

(3) Estimated in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee. The computation with respect to unissued options is based upon the average high and low sale prices of the Common Stock as reported on the Nasdaq National Market on October 4, 1999.

(4) Estimated in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee. The computation is based upon the average of the high and low sale prices of the Common Stock as reported on the Nasdaq National Market on October 4, 1999, multiplied by 85%, which is the percentage of the trading purchase price applicable to purchases under the referenced Plan.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.
          ---------------------------------------

     The following documents filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference:
      ----------

     (a) The Registrant's Prospectus dated September 27, 1999 and filed on September 28, 1999 pursuant to Rule 424(b) of the Securities Act, which contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

     (b)  Not Applicable.

     (c) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed with the Commission under
Section 12 of the Securities Exchange Act of 1934 (the "Exchange Act") on July
                                                        ------------
13, 1999, including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.

Item 4.   Description of Securities.  Not applicable.
          -------------------------

Item 5.   Interests of Named Experts and Counsel.
          --------------------------------------

     Certain legal matters with respect to the legality of the issuance of the common stock registered hereby will be passed upon for the Registration by Venture Law Group in Menlo Park, California. As of the date of this Registration Statement, a director, certain attorneys and certain employees of Venture Law Group, and two investment partnerships controlled by Venture Law Group beneficially own an aggregate of 63,926 shares of the Registrant's common stock.

Item 6.   Indemnification of Directors and Officers.
          -----------------------------------------

     The Registrant's Certificate of Incorporation limits the liability of directors to the maximum extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except liability for (i) any breach of their duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law, or (iv) any transaction from which the director derives an improper personal benefit.

     This limitation of liability does not apply to liabilities arising under the federal securities laws and does not affect the availability of equitable relief such as injunctive relief or rescission.

     The Registrant's bylaws provide that it shall indemnify its directors and officers and may indemnify its employees and other agents to the full extent permitted by law. The Registrant believes that indemnification under its bylaws will cover at least negligence and gross negligence on the part of an indemnified party. The Registrant's bylaws will also permit it to advance expenses incurred by an indemnified party in connection with the defense of any action or proceeding arising out of the party's status or service as a director, officer, employee or other agent of the Registrant upon an undertaking by the indemnified party to repay these advances if it is ultimately determined that the party is not entitled to indemnification.

     The Registrant has also entered into indemnification agreements with its officers and directors containing provisions that are in some respects broader than the specific indemnification provisions contained in the Delaware General Corporation Law. The indemnification agreements require the Registrant to indemnify officers and directors against liabilities that may arise by reason of their status or service as officers and directors, but not for liabilities arising from willful misconduct of a culpable nature, and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified. In addition, the Registrant intends to obtain directors' and officers' liability insurance in the near future.


Item 7.   Exemption from Registration Claimed.  Not applicable.
          -----------------------------------------------------

Item 8.   Exhibits.
          --------

          Exhibit
          Number
          -------
          5.1      Opinion of Venture Law Group, a Professional Corporation.
          23.1 Consent of Venture Law Group, a Professional Corporation (included in Exhibit 5.1).
          23.2     Consent of Independent Public Accountants.
          24.1     Powers of Attorney (see signature page).

_____________________________________________________________

Item 9.   Undertakings.
          ------------

     The undersigned Registrant hereby undertakes:

          (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as the indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the question has already been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                            [Signature Pages Follow]

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant, Foundry Networks, Inc., a corporation organized and existing under the laws of the State of Delaware, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on this October 12, 1999.

                                  Foundry Networks, Inc.


                                  By: /s/ Timothy D. Heffner
                                     -----------------------------------------
                                      Timothy D. Heffner
                                      Vice President, Finance & Administration,
                                      Chief Financial Officer

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Bobby R. Johnson, Jr. and Timothy D. Heffner, jointly and severally, his or her attorneys-in-fact and agents, each with the power of substitution and resubstitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file such amendments, together with exhibits and other documents in connection therewith, with the Securities and Exchange Commission, granting to each attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as he or she might or could do in person, and ratifying and confirming all that the attorney-in-facts and agents, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

              Signature                                    Title                                  Date
             ----------                                    -----                                  ----
/s/ Bobby R. Johnson, Jr.               President, Chief Executive Officer and              October 12, 1999
-------------------------------------   Chairman of the Board of Directors
Bobby R. Johnson, Jr.                   (Principal Executive Officer)

/s/ Timothy D. Heffner                  Vice President, Finance & Administration,           October 12, 1999
-------------------------------------   Chief Financial Officer (Principal
Timothy D. Heffner                      Financial and Accounting Officer)

/s / Seth D. Neiman                     Director                                            October 12, 1999
-------------------------------------
Seth D. Neiman

/s/ Andrew K. Ludwick                   Director                                            October 12, 1999
-------------------------------------
Andrew K. Ludwick

                               INDEX TO EXHIBITS

Exhibit
Number
-------
5.1       Opinion of Venture Law Group, a Professional Corporation.
23.1      Consent of Venture Law Group, a Professional Corporation (included in
          Exhibit 5.1).
23.2      Consent of Independent Public Accountants.
24.1      Powers of Attorney (see signature page).